UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

611 Gateway Boulevard
Suite 900
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit and Security Agreement with MidCap

On April 11, 2024, Rigel Pharmaceuticals, Inc. (“Rigel”) entered into Amendment No. 4 (the “Amendment”) to that certain Credit and Security Agreement, dated as of September 27, 2019 (as further amended, supplemented or otherwise modified from time to time prior to the Amendment, the “Existing Credit Agreement,” and as amended by the Amendment, the “Amended Credit Agreement”) with Midcap Financial Trust (“MidCap”), as administrative agent, and the lenders party thereto (“Lenders”), pursuant to which MidCap and the Lenders agreed to amend the Existing Credit Agreement to, among other things, (i) extend the maturity date for the term loans to September 1, 2027 (the “Maturity Date”), (ii) extend the interest only period for the term loans to October 1, 2025, (iii) reset the prepayment fee applicable to the term loans, (iv) increase the exit fee payable on the term loans, (v) revise the interest rate payable on the term loans, and (vi) update certain financial covenants in connection with the new maturity date.

The term loans under the Amended Credit Agreement may be prepaid in full or in part through September 30, 2025 with payment of a 1.5% prepayment premium, and thereafter they may be prepaid in full or in part through the date immediately prior to the Maturity Date with payment of a 1.0% prepayment premium.

The interest rate applicable to the term loans under the Amended Credit Agreement is the secured overnight financing rate (“SOFR”) (as defined in the Existing Credit Agreement) plus 6.50%, subject to a SOFR floor of 4.00%. The amortization payments on the term loans under the Amended Credit Agreement start on October 1, 2025. All unpaid principal and accrued interest is due and payable in full no later than the Maturity Date.

The Amended Credit Agreement requires that (i) Rigel maintains Borrower Unrestricted Cash of at least $10.0 million at all times, and (ii) upon Borrower Unrestricted Cash falling below 1.25x of the term loans outstanding, Rigel maintains TAVALISSE Net Revenue in the U.S. (with capitalized terms as defined in the Amended Credit Agreement).

The foregoing description of the Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be included as an exhibit to Rigel’s Quarterly Report on Form 10-Q for the fiscal period ending March 31, 2024, to be filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2024	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Ray Furey, J.D.
Ray Furey, J.D.
Executive Vice President, General Counsel and Corporate Secretary